UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

At the MobileIron, Inc. (the “Company”) 2017 Annual Meeting of Stockholders held on June 14, 2017, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2017 annual meeting, filed with the Securities and Exchange Commission on April 28, 2017 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

Each of the Class III nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2020 annual meeting of stockholders. The Class III nominees were: Kenneth Klein;  58,159,921 shares of Common Stock voted for, 3,517,784 withheld, and 19,758,165 broker non-votes; and James Tolonen; 57,581,242 shares of Common Stock voted for, 4,096,463 withheld, and 19,758,165 broker non-votes.

The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017: 80,271,560 shares of Common Stock voted for, 1,164,310 against, and none abstaining.

The stockholders approved the Company’s Amended and Restated 2014 Employee Stock Purchase Plan to make certain changes thereto as described in the Proxy Statement: 60,753,247 shares of Common Stock voted for, 832,266 against, 92,192 abstaining, and 19,758,165 broker non-votes.

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: June 15, 2017
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Financial Officer